UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2007

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition and Item 8.01 Other Events

On November 14, 2007, SunLink Health Systems, Inc. (“SunLink”) issued a press release announcing its results for the fiscal quarter ended September 30, 2007; a copy of such press release is attached as Exhibit 99.1 to this report.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. The disclosure in this Current Report, including the Exhibit attached hereto, of any information (financial or otherwise) does not constitute an admission that such information is material.

Item 7.01	Regulation FD Disclosure

On November 14, 2007, SunLink held a related conference call to discuss these results. The November 14, 2007 press release and the November 14, 2007 conference call contain, and may implicate, forward-looking statements regarding SunLink and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. Exhibit 99.2 attached hereto and incorporated herein by this reference sets forth certain financial information discussed on the conference call that was not included in the press release.

The information in Item 7.01 of this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. The disclosure in this Current Report, including the Exhibits attached hereto, of any information (financial or otherwise) does not constitute an admission that such information is material.

Use of Non-GAAP Financial Information

SunLink may provide a non-GAAP measures of earnings (loss) per share in its earnings releases, conference calls or otherwise. Such measures may include “EBITDA” or “Adjusted EBITDA.” Earnings before income taxes, interest, depreciation and amortization (“EBITDA”) represent the sum of income before income taxes, interest, depreciation and amortization. We understand that certain industry analysts and investors generally consider EBITDA to be one measure of the liquidity of a company, and it is presented to assist analysts and investors in analyzing the ability of a company to generate cash, service debt and meet capital requirements. We believe increased EBITDA, and more particularly in the case of the Company, Adjusted EBITDA, is an indicator of improved ability to service existing debt and to satisfy capital requirements. Neither EBITDA nor adjusted EBITDA, however, is a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income as a measure of operating performance or to cash liquidity. Because EBITDA is not a measure determined in accordance with accounting

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principles generally accepted in the United States of America and is thus susceptible to varying calculations, EBITDA, as presented, may not be comparable to other similarly titled measures of other corporations.

Where we adjust EBITDA for non-cash charges we refer to such measurement as “Adjusted EBITDA”, which we report on a company wide basis. Non-cash adjustments in Adjusted EBITDA are not intended to be identified or characterized in any respect as “non-recurring, infrequent or unusual,” if we believe such charge is reasonably likely to recur within two years, or if there was a similar charge (or gain) within the prior two years. Where we report Adjusted EBITDA, we typically also report Facilities Adjusted EBITDA which is the EBITDA for the applicable facilities without any allocation of corporate overhead, which we report as a separate line item, and without any allocation of the non-cash adjustments, which we also report as a separate line item in Adjusted EBITDA.

Any non-GAAP presentation is intended to be a supplemental measure of performance. It is not intended to replace or to be displayed more prominently than our GAAP measurement of earnings (loss) per shares. If we have provided non-GAAP information, we also have provided a reconciliation of any non-GAAP measure of earnings to the measure of earnings (loss) calculated in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits.

a.	Not applicable.

b.	Not applicable.

c.	Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated November 14, 2007.

Exhibit 99.2 – Adjusted earnings before income taxes, interest, depreciation and amortization.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: November 15, 2007

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	SunLink Health Systems, Inc. Press Release dated November 14, 2007.

99.2	Adjusted earnings before income taxes, interest, depreciation and amortization.

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